EXHIBIT 99.1

QCR Holdings, Inc. Announces Net Income of $4.1 Million for the Third Quarter of 2014

MOLINE, Ill., Oct. 22, 2014 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) today announced net income of $4.1 million for the quarter ended September 30, 2014, or diluted earnings per common share ("EPS") of $0.50, with no preferred stock dividends due to the redemption of all outstanding shares of Series F Preferred Stock in the second quarter of 2014. By comparison, for the quarter ended June 30, 2014, the Company reported net income of $4.0 million, or diluted EPS of $0.45 after preferred stock dividends of $374 thousand. For the third quarter of 2013, the Company reported net income of $3.8 million, or diluted EPS of $0.51 after preferred stock dividends of $811 thousand. On December 23, 2013, the Company converted all $25.0 million of its outstanding shares of Series E Preferred Stock to common stock, which resulted in the issuance of 2,057,502 shares of common stock. The conversion strengthened tangible common equity ("TCE") and reduced the Company's annual preferred stock dividend commitment by $1.75 million, which will help to further strengthen future TCE and increase earnings per share.

Earnings Reached a New Record of $4.1 Million

"Earnings for the quarter reached a new high of $4.1 million," stated Douglas M. Hultquist, President and Chief Executive Officer. "We continue to have success increasing net income each quarter, as we grow earning assets, shift our mix of earning assets, and grow our noninterest income generating lines of business such as correspondent banking, trust, and brokerage. Although we are pleased with the growing trend in net income, we are focused on improving profitability with a long-term target minimum return on assets ("ROA") of 1.00%."

Net Interest Margin Expanded 1 Basis Point from Prior Quarter

Mr. Hultquist added, "Net interest income dollars increased 3% over the prior quarter, as we continue to see modest margin expansion. Most of this expansion is due to a shift in the mix of earning assets. Over the last several years, excess cash was invested in the securities portfolio as loan demand was outpaced by deposit growth. Specifically, since year-end 2009, deposits increased $625 million, while net loans only grew $328 million (down from 69% to 63% of total assets). At the same time, the securities portfolio increased $282 million (up from 21% to 27% of total assets). More recently, however, loan and lease demand has picked up, and we are now focused on shifting funds from lower-yielding investment securities into higher-yielding loans and leases. This shift is being facilitated by the sale of securities, as market opportunities allow. Year-to-date, the Company has sold $65.8 million of securities at a modest net gain. These funds were then reinvested into loans and leases earning significantly higher rates. We hope to continue this shift going forward, as growing loans and leases as a percentage of assets is a strategic initiative of the Company, with a target loans and leases to assets percentage of 72%. This migration will also help us continue to expand net interest margin and ROA in the future."

Loans/Lease Growth Steady at $23.5 Million, or 2%, in the Current Quarter

During the third quarter of 2014, the Company's total assets decreased $14.2 million, or 1%, to a total of $2.45 billion, while loans/leases grew $23.5 million, or 2%, during the quarter. As mentioned above, the loan/lease growth was predominantly funded by securities sales. Deposits grew 2%, which was more than offset by the decline in borrowings.

"We have had solid success growing loans and leases in 2014, with year-to-date growth of $112.6 million, resulting in a 10% annualized growth rate," commented Todd A. Gipple, Executive Vice President, Chief Operating Officer, and Chief Financial Officer. "This growth was split between commercial and industrial loans ($48.1 million, or 11%, over prior year-end), commercial real estate ($26.0 million, or 4%, over prior year-end) and leases ($33.6 million, or 26%, over prior year-end). Although lease growth in the third quarter was slightly lower than prior quarters, the Company continues to focus on this specialty-lending area, as we have a talented and experienced team dedicated to this line of business, the portfolio quality has been strong since we entered the business in 2005, including through the recent recessionary period, and our lease portfolio is our highest yielding earning asset. We also continue to see strong loan pipelines at all of our bank charters and the local economies in each of our markets are showing some modest growth. Although competition remains fierce in all markets, our bankers have consistently proven that they are the trusted advisors to small businesses and we continue to build strong relationships with our clients."

Nonperforming Assets Increased $8.2 Million During Third Quarter

Nonperforming loans at September 30, 2014 were $28.5 million, which were up $8.6 million from June 30, 2014. In addition, the ratio of nonperforming assets to total assets was 1.61% at September 30, 2014, which was up from 1.27% at June 30, 2014. Generally, the vast majority of the Company's nonperforming assets ("NPAs") consist of nonaccrual loans/leases, accruing troubled debt restructurings, and other real estate owned.

"Our nonperforming assets increased $8.2 million during the current quarter," stated Mr. Gipple. "The increase was driven primarily by two large relationships, totaling $9.7 million, which deteriorated during the quarter. We continue to see improvement in the overall quality of our loan portfolio and we believe the recent increase in NPAs is an isolated event – not reflective of the overall portfolio quality or local market conditions. Given the results for the past two quarters, the Company is placing additional focus on this area in order to reduce NPA levels."

The Company's provision for loan/lease losses totaled $1.1 million for the third quarter of 2014, which was up $61 thousand from the prior quarter, and down $304 thousand compared to the third quarter of 2013. The Company had net charge-offs of $1.4 million for the third quarter of 2014 which, when coupled with the provision of $1.1 million, decreased the Company's allowance for loan/lease losses ("allowance") to $22.8 million at September 30, 2014. As of September 30, 2014, the Company's allowance to total loans/leases was 1.45%, which was down from 1.49% at June 30, 2014, and up from 1.43% at September 30, 2013. In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of Community National Bank ("CNB") in May 2013 were recorded at market value; therefore, there was no allowance associated with CNB's loans at acquisition. Management continues to evaluate the allowance needed on the acquired CNB loans factoring in the net remaining discount ($1.5 million at September 30, 2014) originally established upon acquisition. The Company's allowance to total nonperforming loans/leases was 80% at September 30, 2014, which was down from 116% at June 30, 2014, and down from 89% at September 30, 2013.

Capital Levels Remain Strong
QCR Holdings, Inc. Continues to Execute
on the Company's Long-Term Capital Plan

"With the redemption of the final $14.9 million in Small Business Lending Fund ("SBLF") Preferred Stock in the second quarter, we continue to demonstrate successful execution of our long-term capital plan," stated Mr. Gipple. "The complete redemption of all of the Company's SBLF Preferred Stock, when combined with our December 2013 conversion of all $25 million of Series E Convertible Preferred Stock, has significantly changed our mix of capital from preferred equity to common equity. Since June of 2012, we have converted or redeemed $65.1 million of preferred equity and have now completely eliminated any ongoing preferred dividend commitment, while at the same time increasing our common equity by $52.0 million and our TCE ratio from 3.94% on June 30, 2012 to 5.45% on September 30, 2014. We have been able to accomplish these results without a separate common equity issuance that could have been dilutive to earnings per share and tangible book value per share."

Mr. Gipple continued, "In addition to fully converting or redeeming our preferred equity and eliminating our preferred dividend commitment, the execution of our capital plan continues to demonstrate our ability to organically reach our intended target for our TCE ratio of 6.5% through continued earnings growth and prudent management of capital. The Company and our subsidiary banks continue to maintain capital at levels well above the existing minimum requirements administered by the federal regulatory agencies. Our capital plan is also consistent with the requirements of the new regulatory capital guidelines that go into effect in 2015 under Basel III."

As previously announced, on June 30, 2014, the Company filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission ("SEC"). This registration statement, declared effective by the SEC on July 14, 2014, will allow the Company to issue various types of securities, from time to time, up to an aggregate amount of $75.0 million. The specific terms and prices of the securities will be determined at the time of any future offering and described in a separate prospectus supplement, which would be filed with the SEC at the time of the particular offering, if any. Mr. Gipple added, "By taking the additional action of filing the shelf registration statement, we are now in a position to more quickly take advantage of accretive acquisition opportunities."

Financial highlights for the Company's primary subsidiaries were as follows:

  Quad City Bank & Trust, the Company's first subsidiary bank which opened in 1994, had total consolidated assets of $1.27 billion at September 30, 2014, which were down $4.2 million from June 30, 2014, and up $25.6 million from September 30, 2013. For the third quarter of 2014, loans/leases grew $17.2 million, or 2%. This growth was funded primarily by the sale of securities. The Bank realized net income of $2.9 million for the third quarter of 2014, which is an increase of $136 thousand, or 5%, compared to the same period in 2013.

  Included in the discussion above and consolidated with Quad City Bank & Trust, m2 Lease Funds, LLC, the Company's leasing subsidiary acquired in 2005, grew leases $7.5 million, or 5%, during the third quarter of 2014. Leases have grown $41.2 million since the third quarter of 2013. m2 realized pre-tax net income of $1.1 million for the third quarter of 2014, which is an increase of $199 thousand, or 22%, compared to the same period in 2013, mostly due to increased lease volume in 2014.

  Cedar Rapids Bank & Trust, which opened in 2001, had total assets of $822.3 million at September 30, 2014, which was a decrease of $3.9 million, or 1%, from June 30, 2014, and an increase of $171.1 million, or 26%, from September 30, 2013. The Bank grew loans $3.4 million, or 1%, during the third quarter of 2014. This growth was funded primarily with growth in deposits and the sale of securities. On October 26, 2013, CNB was merged with and into CRBT. CNB's merged branch offices operate as a division of the Bank under the name "Community Bank & Trust". The majority of the net asset growth from September 30, 2013 was directly attributable to the merger of CNB during the fourth quarter of 2013. The Bank realized net income of $2.0 million for the third quarter of 2014, which was an increase of $316 thousand, or 19%, over the same period in 2013. The earnings growth was also primarily attributable to the merger of CNB.

  Rockford Bank & Trust, which opened in 2005, had total assets of $346.5 million at September 30, 2014, which was a decrease of $4.8 million, or 1%, from June 30, 2014, and an increase of $12.7 million, or 4%, from September 30, 2013. During the third quarter, loans increased $2.9 million, or 1%. This growth was primarily funded by the sale of securities. The Bank realized net income of $621 thousand for the third quarter of 2014, which was an increase of $78 thousand, or 14%, over the prior quarter and $245 thousand, or 65%, over the same period in 2013.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. Quad City Bank & Trust Company also engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. With the acquisition of Community National Bancorporation on May 13, 2013, the Company now serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business, including Basel III, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the integration of acquired entities, including CNB; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the SEC.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	September 30,		June 30,		December 31,		September 30,
	2014		2014		2013		2013

	(dollars in thousands, except share data)

CONDENSED BALANCE SHEET	Amount	%	Amount	%	Amount	%	Amount	%
Cash, federal funds sold, and interest-bearing deposits	$ 106,718	4%	$ 113,569	5%	$ 114,431	5%	$ 122,779	5%
Securities	652,785	27%	682,122	28%	697,210	29%	703,699	28%
Net loans/leases	1,550,101	63%	1,526,301	62%	1,438,832	60%	1,517,321	61%
Core deposit intangible	1,721	0%	1,771	0%	1,870	0%	3,311	0%
Goodwill	3,223	0%	3,223	0%	3,223	0%	3,223	0%
Other assets	136,048	6%	137,853	5%	139,387	6%	135,381	6%
Total assets	$ 2,450,596	100%	$ 2,464,839	100%	$ 2,394,953	100%	$ 2,485,714	100%

Total deposits	$ 1,713,867	70%	$ 1,677,368	69%	$ 1,646,991	68%	$ 1,741,832	70%
Total borrowings	550,532	22%	619,031	25%	563,381	24%	557,513	22%
Other liabilities	48,017	2%	33,797	1%	37,004	2%	38,416	2%
Total stockholders' equity	138,180	6%	134,643	5%	147,577	6%	147,953	6%
Total liabilities and stockholders' equity	$ 2,450,596	100%	$ 2,464,839	100%	$ 2,394,953	100%	$ 2,485,714	100%

SELECTED INFORMATION FOR COMMON STOCKHOLDERS' EQUITY
Common stockholders' equity *	$ 138,180		$ 134,643		$ 117,753		$ 94,791
Common shares outstanding	7,936,813		7,928,643		7,884,462		5,810,602
Book value per common share *	$ 17.41		$ 16.98		$ 14.94		$ 16.31
Tangible book value per common share **	$ 16.79		$ 16.35		$ 14.29		$ 15.19
Closing stock price	$ 17.66		$ 17.25		$ 17.03		$ 15.89
Market capitalization	$ 140,164		$ 136,769		$ 134,272		$ 92,330
Market price / book value	101.44%		101.58%		114.00%		97.40%
Market price / tangible book value	105.20%		105.50%		119.17%		104.64%
Tangible common equity *** / total tangible assets (TCE/TA)	5.45%		5.27%		4.71%		3.56%
TCE/TA excluding accumulated other comprehensive income (loss)	5.64%		5.43%		5.29%		3.96%

REGULATORY CAPITAL RATIOS:
Total risk-based capital ratio	11.36%	****	11.09%		12.87%		12.25%
Tier 1 risk-based capital ratio	9.96%	****	9.67%		11.45%		10.84%
Tier 1 leverage capital ratio	7.11%	****	7.06%		7.96%		7.77%

	For the quarter ended September 30,				For the nine months ended September 30,
CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY	2014		2013		2014		2013
Beginning balance	$ 134,643		$ 145,446		$ 147,577		$ 140,434
Net income	4,063		3,812		11,960		11,122
Other comprehensive income (loss), net of tax	(812)		(818)		8,895		(14,746)
Preferred and common cash dividends declared	--		(811)		(1,397)		(2,663)
Issuance of 834,715 shares of common stock for acquisition of CNB, net	--		--		--		13,017
Redemption of 15,000 shares of Series F Preferred Stock	--		--		(15,000)		--
Redemption of 14,867 shares of Series F Preferred Stock	--		--		(14,824)		--
Other *****	286		324		969		789
Ending balance	$ 138,180		$ 147,953		$ 138,180		$ 147,953

*Includes accumulated other comprehensive income (loss).
**Includes accumulated other comprehensive income (loss) and excludes intangible assets.
***Tangible common equity is defined as total common stockholders' equity excluding goodwill and other intangibles. This ratio is a non-GAAP financial measure. The Company's management believes that this measure is important to many investors in the marketplace who are interested in changes period-to-period in common equity exclusive of changes in intangible assets.
****Subject to change upon final calculation for regulatory filings due after earnings release.
*****Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	September 30,		June 30,		December 31,		September 30,
	2014		2014		2013		2013

	(dollars in thousands)

ANALYSIS OF LOAN DATA	Amount	%	Amount	%	Amount	%	Amount	%
Nonaccrual loans/leases	$ 26,337	67%	$ 17,652	57%	$ 17,878	59%	$ 22,126	66%
Accruing loans/leases past due 90 days or more	55	0%	104	0%	84	0%	61	0%
Troubled debt restructures - accruing	2,129	5%	2,184	7%	2,523	8%	2,739	8%
Total nonperforming loans/leases	28,521	72%	19,940	64%	20,485	67%	24,926	74%
Other real estate owned	10,680	27%	10,951	35%	9,729	32%	8,496	25%
Other repossessed assets	210	1%	290	1%	346	1%	255	1%
Total nonperforming assets	$ 39,411	100%	$ 31,181	100%	$ 30,560	100%	$ 33,677	100%

Net charge-offs - calendar year-to-date	$ 1,839		$ 477		$ 4,408		$ 1,808

Loan/lease mix:
Commercial and industrial loans	$ 479,747	31%	$ 480,494	31%	$ 431,688	30%	$ 471,257	31%
Commercial real estate loans	697,728	44%	683,376	44%	671,753	46%	714,701	46%
Direct financing leases	162,476	10%	155,004	10%	128,901	9%	121,268	8%
Residential real estate loans	154,954	10%	153,200	10%	147,356	10%	150,825	10%
Installment and other consumer loans	71,760	5%	71,443	5%	76,034	5%	77,226	5%
Deferred loan/lease origination costs, net of fees	6,204	0%	5,851	0%	4,548	0%	4,106	0%
Total loans/leases	$ 1,572,869	100%	$ 1,549,368	100%	$ 1,460,280	100%	$ 1,539,383	100%
Less allowance for estimated losses on loans/leases	22,768		23,067		21,448		22,062
Net loans/leases	$ 1,550,101		$ 1,526,301		$ 1,438,832		$ 1,517,321

ANALYSIS OF SECURITIES DATA
Securities mix:
U.S. government sponsored agency securities	$ 306,005	47%	$ 325,620	48%	$ 356,473	51%	$ 367,525	52%
Municipal securities	216,050	33%	199,595	29%	180,361	26%	166,545	24%
Residential mortgage-backed and related securities	127,780	20%	153,895	23%	157,429	23%	166,771	24%
Other securities	2,950	0%	3,012	0%	2,947	0%	2,858	0%
Total securities	$ 652,785	100%	$ 682,122	100%	$ 697,210	100%	$ 703,699	100%

ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing demand deposits	$ 535,967	31%	$ 531,063	31%	$ 542,566	33%	$ 515,365	30%
Interest-bearing demand deposits	762,954	44%	760,242	46%	715,643	43%	780,546	45%
Time deposits	319,105	19%	298,011	18%	326,852	20%	382,819	22%
Brokered time deposits	95,841	6%	88,052	5%	61,930	4%	63,103	4%
Total deposits	$ 1,713,867	100%	$ 1,677,368	100%	$ 1,646,991	100%	$ 1,741,833	100%

ANALYSIS OF BORROWINGS DATA
Borrowings mix:
FHLB advances	$ 196,500	36%	$ 222,900	36%	$ 231,350	41%	$ 205,350	37%
Wholesale structured repurchase agreements	130,000	24%	130,000	21%	130,000	23%	130,000	23%
Customer repurchase agreements	135,697	24%	114,712	19%	98,823	18%	124,330	22%
Federal funds purchased	26,490	5%	89,610	14%	50,470	9%	44,930	8%
Junior subordinated debentures	40,390	7%	40,356	7%	40,290	7%	40,257	7%
Other	21,455	4%	21,453	3%	12,448	2%	12,646	2%
Total borrowings	$ 550,532	100%	$ 619,031	100%	$ 563,381	100%	$ 557,513	100%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended						For the Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2014		2014		2013		2014		2013

	(dollars in thousands, except per share data)

CONDENSED INCOME STATEMENT
Interest income	$ 21,796		$ 21,105		$ 21,996		$ 63,937		$ 60,673
Interest expense	4,321		4,140		4,686		12,647		13,463
Net interest income	17,475		16,965		17,310		51,290		47,210
Provision for loan/lease losses	1,063		1,002		1,367		3,159		3,945
Net interest income after provision for loan/lease losses	16,412		15,963		15,943		48,131		43,265
Noninterest income	5,068		5,344		5,935		15,158		18,087
Noninterest expense	16,388		16,106		17,027		48,635		46,220
Net income before taxes	5,092		5,201		4,851		14,654		15,132
Income tax expense	1,029		1,193		1,039		2,694		4,010
Net income	$ 4,063		$ 4,008		$ 3,812		$ 11,960		$ 11,122

Less: Preferred stock dividends	--		374		811		1,082		2,432
Net income attributable to QCR Holdings, Inc. common stockholders	$ 4,063		$ 3,634		$ 3,001		$ 10,878		$ 8,690

Earnings per share attributable to QCR Holdings, Inc.:
Basic	$ 0.51		$ 0.46		$ 0.52		$ 1.37		$ 1.62
Diluted	$ 0.50		$ 0.45		$ 0.51		$ 1.35		$ 1.59

Earnings per common share (basic) attributable to QCR Holdings, Inc. LTM *	$ 1.88		$ 1.89		$ 2.12

Weighted average common shares outstanding	7,931,944		7,924,624		5,806,019		7,919,201		5,375,557
Weighted average common and common equivalent shares outstanding	8,053,985		8,050,514		5,915,279		8,040,418		5,482,298

AVERAGE BALANCES
Assets	$ 2,467,191		$ 2,425,665		$ 2,456,167		$ 2,442,338		$ 2,296,505
Loans/leases	$ 1,572,638		$ 1,518,902		$ 1,529,771		$ 1,518,867		$ 1,409,067
Deposits	$ 1,727,115		$ 1,677,525		$ 1,738,310		$ 1,695,952		$ 1,557,757
Total stockholders' equity	$ 136,403		$ 142,530		$ 146,038		$ 142,999		$ 144,631
Common stockholders' equity	$ 136,403		$ 130,588		$ 93,538		$ 129,277		$ 91,031

KEY PERFORMANCE RATIOS
Return on average assets (annualized) ***	0.66%		0.66%		0.62%		0.65%		0.65%
Return on average common equity (annualized) **	11.91%		11.13%		12.83%		11.22%		12.73%
Return on average total equity (annualized) ***	11.91%		11.25%		10.44%		11.15%		10.25%
Price earnings ratio LTM *	9.39	x	9.13	x	7.50	x	9.39	x	7.50	x
Net interest margin (TEY)	3.15%		3.14%		3.07%		3.13%		3.03%
Nonperforming assets / total assets	1.61%		1.27%		1.35%		1.61%		1.35%
Net charge-offs / average loans/leases	0.09%		0.03%		0.03%		0.12%		0.13%
Allowance / total loans/leases ****	1.45%		1.49%		1.43%		1.45%		1.43%
Allowance / nonperforming loans ****	79.83%		115.68%		88.51%		79.83%		88.51%
Efficiency ratio	72.70%		72.20%		73.25%		73.19%		70.78%
Full-time equivalent employees	412		414		431		412		431

* LTM: Last twelve months.
** The numerator for this ratio is "Net income attributable to QCR Holdings, Inc. common stockholders".
*** The numerator for this ratio is "Net income".
**** Upon acquisition per GAAP, the acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	September 30, 2014			June 30, 2014			September 30, 2013

	Average	Interest	Average Yield	Average	Interest	Average Yield	Average	Interest	Average Yield
	Balance	Earned or Paid	or Cost	Balance	Earned or Paid	or Cost	Balance	Earned or Paid	or Cost

	(dollars in thousands)

Securities *	$ 673,416	$ 4,644	2.74%	$ 702,579	$ 4,765	2.72%	$ 717,195	$ 4,043	2.24%
Loans *	1,572,638	18,003	4.54%	1,518,902	17,093	4.51%	1,529,771	18,440	4.78%
Other	85,718	202	0.93%	72,372	214	1.19%	80,903	226	1.11%
Total earning assets *	$ 2,331,772	$ 22,849	3.89%	$ 2,293,853	$ 22,072	3.86%	$ 2,327,869	$ 22,709	3.87%

Deposits	$ 1,167,501	$ 1,168	0.40%	$ 1,100,751	$ 1,102	0.40%	$ 1,212,602	$ 1,394	0.46%
Borrowings	572,353	3,153	2.19%	573,984	3,038	2.12%	533,138	3,292	2.45%
Total interest-bearing liabilities	$ 1,739,854	$ 4,321	0.99%	$ 1,674,735	$ 4,140	0.99%	$ 1,745,740	4,686	1.06%

Net interest income / spread *		$ 18,528	2.90%		$ 17,932	2.87%		$ 18,023	2.81%
Net interest margin *			3.15%			3.14%			3.07%

	For the Nine Months Ended
	September 30, 2014			September 30, 2013

	Average	Interest	Average Yield	Average	Interest	Average Yield
	Balance	Earned or Paid	or Cost	Balance	Earned or Paid	or Cost

	(dollars in thousands)

Securities *	$ 699,405	$ 14,063	2.69%	$ 693,547	$ 11,742	2.26%
Loans *	1,518,867	52,063	4.58%	1,409,067	50,221	4.77%
Other	91,570	640	0.93%	65,533	606	1.24%
Total earning assets *	$ 2,309,842	$ 66,766	3.86%	$ 2,168,147	$ 62,569	3.86%

Deposits	$ 1,122,009	$ 3,372	0.40%	$ 1,052,740	$ 3,687	0.47%
Borrowings	571,192	9,275	2.17%	559,724	9,776	2.34%
Total interest-bearing liabilities	$ 1,693,201	$ 12,647	1.00%	$ 1,612,464	$ 13,463	1.12%

Net interest income / spread *		$ 54,119	2.86%		$ 49,106	2.74%
Net interest margin *			3.13%			3.03%

* Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
ANALYSIS OF NONINTEREST INCOME	(dollars in thousands)

Trust department fees	$ 1,356	$ 1,444	$ 1,312	$ 4,300	$ 3,549
Investment advisory and management fees	727	711	634	2,087	1,939
Deposit service fees	1,169	1,092	1,229	3,307	3,191
Gain on sales of residential real estate loans	121	133	185	317	722
Gain on sales of government guaranteed portions of loans	159	508	338	861	1,949
Earnings on cash surrender value of life insurance	434	389	466	1,277	1,329
Subtotal	$ 3,966	$ 4,277	$ 4,164	$ 12,149	$ 12,679
Bargain purchase gain on CNB acquisition	--	--	--	--	$ 1,841
Gains (losses) on other real estate owned, net	31	(127)	(3)	(114)	(567)
Securities gains	19	1	417	41	433
Other *	1,052	1,193	1,357	3,082	3,701
Total noninterest income	$ 5,068	$ 5,344	$ 5,935	$ 15,158	$ 18,087

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits	$ 10,359	$ 9,922	$ 9,803	$ 30,299	$ 27,732
Occupancy and equipment expense	1,806	1,839	1,915	5,539	4,931
Professional and data processing fees	1,530	1,404	1,903	4,518	4,482
FDIC and other insurance	712	695	713	2,122	1,896
Loan/lease expense	185	377	396	908	893
Advertising and marketing	555	502	406	1,394	1,083
Postage and telephone	147	258	277	696	753
Stationery and supplies	138	146	143	436	405
Bank service charges	337	324	307	959	866
Subtotal	$ 15,769	$ 15,467	$ 15,863	$ 46,871	$ 43,041
Acquisition and data conversion costs	--	--	389	--	1,178
Other	619	639	775	1,764	2,001
Total noninterest expense	$ 16,388	$ 16,106	$ 17,027	$ 48,635	$ 46,220

* Following is a detailed breakdown of Other Noninterest Income:

Debit card fees	$ 252	$ 281	$ 265	$ 763	$ 752
Correspondent banking fees	295	219	214	746	536
Participation service fees on commercial loan participations	218	208	214	632	563
Income earned on other real estate owned	97	197	12	328	17
Credit card issuing fees, net of processing costs	76	91	58	258	193
Gain on the disposal of leased assets	89	71	38	108	80
Fees on interest rate swaps on commercial loans	--	--	44	62	51
Gain on sale of credit card loan portfolio	--	--	--	--	495
Gain on sale of credit card issuing operations	--	--	--	--	355
Lawsuit award	--	--	446	--	446
Miscellaneous	25	126	66	185	213
TOTAL	$ 1,052	$ 1,193	$ 1,357	$ 3,082	$ 3,701
CONTACT: Todd A. Gipple
         Executive Vice President
         Chief Operating Officer
         Chief Financial Officer
         (309) 743-7745